UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2007

CENTERSTAGING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	021-80703 (Commission File Number)	45-0476087 (I.R.S. Employer Identification No.)
3407 Winona Avenue Burbank, CA 91504 (Address of Principal Executive Offices) (818) 559-4333 (Registrant’s Telephone Number)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Paul Schmidman, 51, the Company’s Chief Operating Officer, was promoted to President on February 6, 2007. Mr. Schmidman also retains his current title as the Company’s Chief Operating Officer.

Mr. Schmidman has over 25 years of experience working in senior management and senior executive positions in the media and entertainment industries. Prior to joining the Company in July 2006, Mr. Schmidman was a Senior Vice President for AOL LLC from 2003 to 2006, where his responsibilities included the development and execution of short- and long-term strategies for AOL in the entertainment industry, including business acquisitions and joint ventures. From 1999 to 2003, he was President and Chief Executive Officer of XTIVIA (formerly Xceed), which was engaged in e-commerce, online design and consultancy focused on lifestyle and entertainment.

There are no family relationships between Mr. Schmidman and any of the existing directors or executive officers of the Company, nor has there been any transactions or currently proposed transaction with the Company since the beginning of the Registrant’s last fiscal year in which Mr. Schmidman has a direct or indirect material interest.

Item 7.01 Regulation FD Disclosure

Mr. Schmidman’s appointment was publicly announced by a press release issued on February 6, 2007, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits. The following exhibits are included as part of this report, and incorporated herein by reference in their entirety.

99.1	Press release issued February 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTAGING CORP.

Date: February 6, 2007	By:	/s/ Roger Paglia
Roger Paglia
Chief Executive Officer